CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-31624 of First Security Corporation of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Salt Lake City, Utah
March 17, 2000